EXHIBIT 23.2   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


                                        Beijing Branch, Deloitte Touche Tohmatsu
                                                      Deloitte Tower, 11th Floor
                                         Sun Dong An Plaza, 138 Wangfujing Dajie
                                                             Beijing, 100006 PRC
                                                           Tel: (8610) 6528 1599
                                                           Fax: (8610) 6528 1598


We hereby consent to the use in the Form SB-2 Registration Statement, of Wintech Digital Systems Technology Corporation (f/k/a Beijing Wintech Technology Group, LTD.) our report for the period from June 30, 1998 to June 2000 (relating to the financial statements of Beijing Wintech Technology Group, LTD.which appear in such Form SB-2.


                                           DELOITTE TOUCHE TOHMATSU
                                           Certified Public Accountants


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